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                                                                    Exhibit 99.1


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
STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
---------------------------------------------------------------------------------------------------------------------------
(Dollar amounts in thousands)

                                                                               Quarter Ended September 30,
                                                                                  2000            1999
                                                                               ----------     -----------
Income before net gain on sales of investments in rental
 properties and minority interest                                               $21,741        $20,434
Less - minority interest not convertible into common stock                         (160)          (155)
                                                                                -------        -------
Earnings                                                                        $21,581        $20,279
                                                                                =======        =======

Fixed charges:
 Interest                                                                       $11,154        $10,400
 Capitalized interest                                                             3,755          2,191
 Preferred stock dividends                                                        1,142          1,142
 Other                                                                               12             12
                                                                                -------        -------
Fixed Charges                                                                   $16,063        $13,745
                                                                                =======        =======

Earnings plus fixed charges, excluding capitalized interest
 and preferred stock dividends                                                  $32,747        $30,691
                                                                                =======        =======
Divided by fixed charges                                                        $16,063        $13,745
                                                                                =======        =======
Ratio of earnings to fixed charges                                                  2.0            2.2
                                                                                =======        =======

                                                                               Nine Months Ended September 30,
                                                                                  2000             1999
                                                                               -----------    -------------
Income before net gain on sales of investments in rental
 properties and minority interest                                               $63,999        $57,407
Plus - provision for nonrecurring charge                                              -          1,250
Less - minority interest not convertible into common stock                         (371)          (445)
                                                                                 ------        -------
Earnings                                                                        $63,628        $58,212
                                                                                =======        =======

Fixed charges:
 Interest                                                                       $34,882        $30,535
 Capitalized interest                                                            11,885          7,226
 Preferred stock dividends                                                        3,426          3,040
 Other                                                                               36             35
                                                                                -------        -------
Fixed Charges                                                                   $50,229        $40,836
                                                                                =======        =======

Earnings plus fixed charges, excluding capitalized interest
 and preferred stock dividends                                                  $98,546        $88,782
                                                                                =======        =======
Divided by fixed charges                                                        $50,229        $40,836
                                                                                =======        =======
Ratio of earnings to fixed charges                                                  2.0            2.2
                                                                                =======        =======
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